UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 12, 2026

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 931-6331

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Global Select Market
6.00% Notes due 2026	SSSSL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On January 12, 2026, SuRo Capital Corp. (“SuRo Capital” or the “Company”) issued a press release containing preliminary estimates of its results for the fourth quarter and fiscal year ended December 31, 2025 (the “Press Release”). A copy of the Press Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information disclosed under this Item 2.02, including the information set forth in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01. Other Events.

Preliminary Estimates and Investment Portfolio Update

On January 12, 2026, the Company disclosed the following information in the Press Release.

Investment Portfolio Update

As of December 31, 2025, the Company held positions in 35 portfolio companies – 32 privately held and 3 publicly held, some of which may be subject to certain restrictions and/or lock-up provisions.

During the three months ended December 31, 2025, the Company sold or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity / Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
CW Opportunity 2 LP(2)	Various	15.3%	—	$9.0 million	$6.7 million
Forge Global, Inc.(3)	11/6/2025	70,530	$43.64	$3.1 million	$1.1 million
Rebric, Inc. (d/b/a Compliable)	10/16/2025	—	—	$—	$(1.0 million)
True Global Ventures 4 Plus Pte Ltd	10/31/2025	6.8%	—	$0.1 million	$—

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.

(2)	SuRo Capital retains approximately 68.1% of its investment in CW Opportunity 2 LP as of December 31, 2025.

(3)	As of November 6, 2025, SuRo Capital had sold its remaining Forge Global, Inc. public common shares.

Subsequent to year-end, through January 12, 2026, the Company made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Magnetar Opportunity 2025-4 LP(2)	Class A Interest	1/2/2026	$5.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.

(2)	Magnetar Opportunity 2025-4 LP is a special purpose vehicle invested in TensorWave, Inc. On December 31, 2025, SuRo Capital committed up to $20.0 million to Magnetar Opportunity 2025-4 LP. As of January 12, 2026, $5.0 million of the $20.0 million capital commitment to Magnetar Opportunity 2025-4 LP had been funded. The remaining commitment of up to $15.0 million is subject to the satisfaction of certain conditions.

Recent Dividend Declarations

On July 3, 2025, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on July 31, 2025 to the Company’s common stockholders of record as of the close of business on July 21, 2025. The dividend was paid in cash.

On November 3, 2025, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on December 5, 2025 to the Company’s common stockholders of record as of the close of business on November 21, 2025. The dividend was paid in cash.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of the Company. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its fourth quarter and fiscal year ended December 31, 2025 results during the week of March 9th.

Forward-Looking Statements

Statements included herein, including statements regarding the Company’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements.” The Company cautions that any forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause the Company’s actual results to differ from management’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated January 12, 2026*
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2026	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green
Chief Financial Officer, Chief Compliance
Officer, Treasurer and Corporate Secretary